Exhibit 99.1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G to which this Exhibit is attached is filed on behalf of each of them. Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of December 21, 2018.

HARBOURVEST PARTNERS, LLC

By:	/s/ Danielle M. Green
Name:	Danielle M. Green
Title:	Chief Compliance Officer

DOVER VII ASSOCIATES LLC

By: HarbourVest Partners, LLC, its Managing Member

By:	/s/ Danielle M. Green
Name:	Danielle M. Green
Title:	Chief Compliance Officer

DOVER VII ASSOCIATES L.P.

By: Dover VII Associates LLC, its General Partner
By: HarbourVest Partners, LLC, its Managing Member

By:	/s/ Danielle M. Green
Name:	Danielle M. Green
Title:	Chief Compliance Officer

DOVER STREET VII L.P.

By: Dover VII Associates L.P., its General Partner
By: Dover VII Associates LLC, its General Partner
By: HarbourVest Partners, LLC, its Managing Member

By:	/s/ Danielle M. Green
Name:	Danielle M. Green
Title:	Chief Compliance Officer